UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 27, 2017
Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 S. PENNSYLVANIA AVE. CUDAHY, WISCONSIN		53110
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

As previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 30 2016, we completed step one of our annual goodwill impairment analysis during the quarter ended September 30, 2016 and concluded that the carrying value of our LTL reporting unit exceeded its fair value.
In addition, the operating performance in our TL and Warehousing & Consolidation reporting units during the second half of 2016 fell below the projections used by us in our annual goodwill impairment analysis performed as of July 1, 2016. Accordingly, we were required to perform an interim goodwill impairment analysis of our TL and Warehousing & Consolidation reporting units. As a result of step one of this interim goodwill impairment analysis, we concluded that the carrying value of our TL and Warehousing & Consolidation reporting units exceeded their respective fair values, indicating that those reporting unit's goodwill, or a portion thereof, could be impaired.
Although we are finalizing step two of our goodwill impairment analyses, we estimate that we will record a non-cash goodwill impairment charge for the three months ended December 31, 2016 in the range of $175 million to $200 million.

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In November 2016, we were made aware of various potential accounting discrepancies at our Morgan Southern and Bruenger operating subsidiaries. In response, our Board of Directors immediately commenced an investigation of the discrepancies with the assistance of Greenberg Traurig, LLP, as outside counsel, and RubinBrown LLP, as forensic accountants. Our investigation into these discrepancies is still ongoing; however, based on the investigation to date, and as described in further detail below, we have identified various accounting errors that we currently estimate will require prior period adjustments to our results of operations of between $20 million and $25 million. These errors principally relate to unrecorded expenses from unreconciled balance sheet accounts including cash, driver and other receivables, and linehaul and other driver payables. As the investigation is ongoing, the estimated amount is preliminary and could change materially.
On January 27, 2017, the Audit Committee of our Board of Directors (the “Audit Committee”), after considering the recommendation of management, concluded that, as a result of the information obtained to date in connection with the ongoing investigation described above, the following financial statements and associated reports of our independent registered public accounting firm, Deloitte & Touche LLP (“D&T”), previously filed with the Securities and Exchange Commission (“SEC”) should no longer be relied upon due to the misstatements described below:

•	the audited consolidated financial statements and unaudited quarterly information included in our Annual Report on Form 10-K for the year ended December 31, 2014;

•	the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014;

•	the audited consolidated financial statements and unaudited quarterly information included in our Annual Report on Form 10-K for the year ended December 31, 2015;

•	the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015; and

•	the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016.
Similarly, related press releases, investor presentations or other communications describing our financial statements for these periods should no longer be relied upon.
In addition, in conjunction with the investigation, we are reassessing our internal controls over financial reporting and our compliance programs. The result of this reassessment could lead us to conclude that there were deficiencies in our internal controls over financial reporting that constitute material weaknesses and would therefore effect the conclusions regarding effectiveness previously expressed in Item 9A, Controls and Procedures, of our Annual Report on Form 10-K for the year ended December 31, 2015. Accordingly, management’s report on internal controls over financial reporting as of December 31, 2015 and the associated report of D&T should no longer be relied upon. We are committed to maintaining an effective control environment and making changes needed to enhance effectiveness.
The investigation to date has disclosed that the accounting discrepancies may also affect periods prior to the periods set forth above. We have not yet completed our analysis, however, to determine which prior periods may be affected. In addition, we have begun to undertake a significant effort to determine if similar discrepancies and internal control deficiencies impacted other operating entities that were not part of the investigation. Therefore, there may be additional accounting adjustments as a result of these efforts and such adjustments may be material.
The Audit Committee and our management discussed with D&T the matters disclosed under this Item 4.02(a).
We intend to amend our previously filed Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 as soon as practicable, but we are not able to provide an estimated date for filings at this time.
On January 30, 2017, we issued a press release regarding the matters described above, which is attached to this Current Report on Form 8-K as Exhibit 99.1. In addition, we announced that we will host a conference call and webcast on Tuesday, January 31, 2017, at 8:30 a.m. Eastern Time to discuss the matters described above.

Item 7.01.	Regulation FD Disclosure.

We are furnishing this Item 7.01 of this Current Report on Form 8-K in connection with the disclosure of information, in the form of the textual information from a PowerPoint presentation to be given during a conference call and webcast on Tuesday, January 31, 2017, at 8:30 a.m. Eastern Time to discuss the matters described in Item 4.02(a) above. The PowerPoint presentation to be used for the conference call and webcast is attached to this Current Report on Form 8-K as Exhibit 99.2.
The information in this Item 7.01 of this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as the materiality of any information in this Item 7.01 that is required to be disclosed solely by Regulation FD.
The text included with this Item 7.01 of this Current Report on Form 8-K and the replay of the conference call and webcast will be available on our website located at www.rrts.com for seven days, although we reserve the right to discontinue that availability at any time.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.
Exhibit
Number

99.1	Press Release, dated January 30, 2017
99.2	Investor Presentation
Disclosures about Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that relate to future events or performance. Forward-looking statements include, among others, statements regarding the estimated range of non-cash goodwill impairment charges to be included in our results for the three months ended December 31, 2016; the estimated range of adjustments to certain prior period results of operations; our internal controls over financial reporting and changes to our control environment; additional accounting adjustments that may arise as a result of the ongoing investigation and/or the review of our other operating entities that were not part of the investigation; our plans to restate our consolidated financial statements and amend prior SEC filings; the timing of such restatement; the timing of our 2016 earnings release; our plans and initiatives to improve and accelerate performance; our long-term plans, goals and objectives; our 2017 plan; the outlook for 2017; and our estimated EBITDA for 2017. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on our current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause our actual results, performance or achievements, as well as our expectations regarding materiality or significance, the restatement’s quantitative effects and the effectiveness of our internal control over financial reporting, to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, the timing and nature of the final resolution of the investigation and the accounting discrepancies discussed herein; any delay in the filing of required periodic reports with the SEC; whether the investigation will require additional changes or corrections to reported financial information; whether the reassessment of our internal controls over financial reporting could lead us to conclude that there were deficiencies in our internal control over financial reporting that constitute material weaknesses; unanticipated material issues that could delay the completion of the investigation; our responses to potential comments from the SEC; adverse effects on our business and operations as a result of the investigation and/or restatement, the reactions to such events by our customers, or increased regulatory, media or financial reporting issues and practices, rumors or otherwise; the costs and expenses of the investigation; the initiation of legal proceedings; and the volatility of our stock price. In addition, please refer to the risk factors contained in our SEC filings, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, we assume no obligation and do not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: January 30, 2017	By:	/s/ Peter R. Armbruster
Peter R. Armbruster
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated January 30, 2017
99.2	Investor Presentation